Exhibit 23.6

February 26, 2021

Hywin Holdings Ltd. (the “Company”)

F3, Hywin Financial Centre

8 Yincheng Mid. Road,

Pudong New District, Shanghai City

People’s Republic of China

+(86) 02180136998

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of the Company, effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 to be filed by the Company with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ CHEN Jie

Name: CHEN Jie